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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

        We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-191576) pertaining to the 2007 Equity Incentive Plan, the 2013 Stock Option and Incentive Plan, and 2013 Employee Stock Purchase Plan of Fate Therapeutics, Inc. of our report dated March 17, 2014, with respect to the consolidated financial statements of Fate Therapeutics, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2013.

                      /s/ ERNST & YOUNG LLP

San Diego, CA
March 17, 2014

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  Exhibit 23.1
Consent of Independent Registered Public Accounting Firm